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CUSIP No.  29355 N 10 9                13D                   Page 7 of 7  Pages
                                     EXHIBIT
                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13D

          The undersigned hereby agree jointly to prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's beneficial ownership of securities of eNote.Com, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

Dated:  June  24 1999
        Greenwich,  CT

                                     Friedlander  Capital Management Corp.


                                     By:               /s/
                                        ---------------------------------
                                        Burton G. Friedlander,  President

Dated: June 24, 1999
       Greenwich, CT
                                     By:               /s/
                                        ---------------------------------
                                        Burton G. Friedlander